                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Suburban Bancshares, Inc.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                           SUBURBAN BANCSHARES, INC.
                           7505 GREENWAY CENTER DRIVE
                                 P. O. BOX 298
                           GREENBELT, MARYLAND 20768

                               ------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 1997

To the Shareholders of
Suburban Bancshares, Inc.:

     In connection with the annual meeting of shareholders of Suburban Bancshares, Inc. (the "Company") to be held on May 22, 1997, we enclose a notice of meeting and proxy statement containing information concerning those matters which will be considered at the meeting.

     Financial and other information concerning the Company's activities and operations during 1996 is contained in our annual report, a copy of which is enclosed herewith.

     You are cordially invited to attend the annual meeting in person. However, we would appreciate your completing, signing and dating the enclosed proxy card and returning it in the enclosed postage prepaid envelope so that your shares can be voted if you do not attend the meeting. If you do attend the meeting, you may revoke your proxy and vote in person.

                                          Sincerely,

                                          /s/ WINFIELD M. KELLY, JR.
                                          Winfield M. Kelly, Jr.
                                          Chairman of the Board of Directors

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE.

                           SUBURBAN BANCSHARES, INC.
                           7505 GREENWAY CENTER DRIVE
                                 P. O. BOX 298
                           GREENBELT, MARYLAND 20768

                               ------------------

        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 1997

                               ------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders (the "Meeting") of Suburban Bancshares, Inc., a Delaware corporation (the "Company"), will be held on May 22, 1997 at 10:00 a.m., E.D.T., at The Holiday Inn at 9100 Basil Court, Landover, Maryland 20785, to consider and vote upon the following matters:

        1. The election of two directors to serve as members of the class of directors whose term expires at the annual meeting of shareholders in the year 2000 or until their successors are elected and qualify.

        2. The approval of the 1997 Stock Option Plan for Employees and
           Directors.

        3. The approval of Stegman & Company as the Company's independent public accountants for 1997.

        4. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 24, 1997 are entitled to notice of, and to vote at, the Meeting.

                                          By Order of the Board of Directors,

                                          /s/ SUSAN JANE HANSEN
                                          SUSAN JANE HANSEN, Secretary

April 23, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                           SUBURBAN BANCSHARES, INC.
                           7505 GREENWAY CENTER DRIVE
                                 P. O. BOX 298
                           GREENBELT, MARYLAND 20768

                               ------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 1997

                               ------------------

                                  INTRODUCTION

     This proxy statement is being furnished to the holders of common stock of Suburban Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's board of directors (the "Board of Directors") for use at the annual meeting of shareholders to be held on May 22, 1997, at 10:00 a.m., E.D.T., at The Holiday Inn at 9100 Basil Court, Landover, Maryland 20785, and at any adjournment thereof (the "Meeting"). The purpose of the Meeting is to (i) elect two directors to serve as members of the class of directors whose term expires at the annual meeting of shareholders in the year 2000 or until their successors have been elected and qualified, (ii) approve the 1997 Stock Option Plan for Employees and Directors, (iii) approve Stegman & Company as the Company's independent public accountants for 1997, and
(iv) transact such other business as may properly come before the Meeting. See "Election of Directors," "Selection of Independent Auditors," "1997 Stock Option Plan" and "Other Matters."

     Holders of a majority of the Company's outstanding common stock, par value $.01 per share (the "Common Stock"), must be present at the Meeting, either in person or represented by proxy, to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Shareholders of record at the close of business on March 24, 1997 are entitled to notice of, and to vote at, the Meeting. As of the close of business on March 24, 1997, there were approximately 989 holders of record of the Common Stock ("shareholders") and 10,951,218 shares of Common Stock outstanding. In the election of directors, each shareholder is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. Shareholders are entitled to one vote for each share held in respect of each other matter presented at the Meeting. Directors are elected by a plurality of votes by the holders of shares of Common Stock of the Company present in person or represented by proxy at the Meeting. Abstentions and broker non-votes are considered to be present and entitled to vote, but not as votes cast.

     The mailing address of the Company's offices is P.O. Box 298, Greenbelt, Maryland 20768. The Company's telephone number is (301) 474-6694. This proxy statement and the accompanying notice of Meeting and proxy card are first being provided to shareholders on or about April 23, 1997.

     The cost of soliciting proxies and preparing the proxy materials will be borne by the Company. In addition, the Company will request securities brokers, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. Proxies may be solicited personally or by telephone by directors, officers, and employees of the Company or its subsidiary without additional compensation to them.

     The Board of Directors has selected Stephen A. Horvath and Marlin K. Husted, or either one of them, to act as proxies with full powers of substitution. Any shareholder executing a proxy has the power to revoke the proxy at any time before it is voted, including by granting and delivering a later dated proxy, by written notice to the Company prior to the exercise of the proxy, or by attending the Meeting and voting in person. Attendance at the Meeting, in and of itself, will not revoke a proxy. Any shareholder may attend the meeting and vote in person whether or not he has previously given a proxy. No dissenter's rights exist for shareholders who withhold approval as to any of the matters being presented at the Meeting.

     Unless revoked prior to its exercise, a properly executed proxy received by the Company in time for the Meeting will be voted in accordance with the shareholder's instructions specified on the proxy. If a signed proxy is returned without specific instructions on it, the shareholder's Common Stock will be voted "FOR" the election of each of the nominated directors, "FOR" the approval of the 1997 Stock Option Plan for Employees and Directors, and "FOR" the approval of the independent accountants. If any other business is brought before the Meeting (which the Board of Directors does not expect to occur), Common Stock represented by proxies will be voted in accordance with the judgment of the proxies voting them. See "Election of Directors," "1997 Stock Option Plan," "Selection of Independent Auditors" and "Other Matters."

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholders' proposals intended to be presented at the 1998 annual meeting and included in the Company's proxy statement and proxy relating to that meeting must be received by the Company by December 12, 1997.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors has established, by resolution, the number of directors at eleven: four directors each in the classes whose terms expire in 1998 and 1999 and three directors in the class whose term expires in 2000. After the election of directors at the Meeting, one vacancy will remain to be filled to the class whose term expires at the annual meeting in the year 2000.

     It is intended that the persons named on the accompanying proxy card will vote for the election of the nominees described below. The Board of Directors believes that both of the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.

     The following table sets forth the names of the nominees for election as directors in the class whose term will expire at the annual meeting of shareholders in the year 2000 and the current directors in the 1998 and 1999 classes. The age of each nominee and/or current director, the year each became a director of the Company (if applicable), his or her position with the subsidiary, Suburban Bank of Maryland (the "Bank"), his or her principal occupation during the last five years, and certain other affiliations are also disclosed. Information relating to the approximate number of shares of Common Stock beneficially owned by each nominee and director is shown below under the heading "Beneficial Ownership of Common Stock."

                                   SERVED AS A                POSITIONS WITH THE COMPANY AND
         NAME AND AGE             DIRECTOR SINCE         ITS SUBSIDIARY AND PRINCIPAL OCCUPATIONS
------------------------------    --------------    --------------------------------------------------
2000 CLASS (nominees)
1.   Vincent D. Palumbo (61)           1990         Director, 1990 -- present; Chairman of the CRA
                                                    Committee, June 1993 -- present; Co-Vice Chairman
                                                    of the Board of Directors, 1990 -- March 1993;
                                                    Director, Suburban Bank of Maryland,
                                                    1985 -- present; President V. D. Palumbo, P.A., an
                                                    oral and maxillofacial surgeon, 1965 -- present
2.   Albert W. Turner (80)             1997         Director, February 1997 -- present; Director,
                                                    Suburban Bank of Maryland, February
                                                    1997 -- present; Director, Citizens Bank of
                                                    Maryland, 1956 -- 1996; Senior Partner, Carrollton
                                                    Enterprises, Ltd., a real estate development and
                                                    management firm, 1955 -- present

                                   SERVED AS A                POSITIONS WITH THE COMPANY AND
         NAME AND AGE             DIRECTOR SINCE         ITS SUBSIDIARY AND PRINCIPAL OCCUPATIONS
------------------------------    --------------    --------------------------------------------------
1999 CLASS
1.   Barbara M. DiNenna (59)           1993         Director, April 1993 -- present; Chairman of the
                                                    Audit Committee, June 1993 -- present; Director,
                                                    Suburban Bank of Maryland, September
                                                    1993 -- present; Accountant, DiNenna & Associates,
                                                    CPA, P.A. 1973 -- present; Director and Chairman
                                                    of the Board, Prince George's Hospital Foundation,
                                                    Inc., 1991 -- present
2.   Marlin K. Husted (67)             1993         Director and Vice Chairman of the Board, July
                                                    1993 -- present; Director, Suburban Bank of
                                                    Maryland, August 1993 -- present; Chairman of the
                                                    Board, First American Bank of Maryland,
                                                    1984 -- June 1993
3.   Raymond G. LaPlaca (60)           1990         Director, 1990 -- present; Chairman of the
                                                    Executive Committee, 1990 -- March 1993; Chairman
                                                    of the Board, Suburban Bank of Maryland,
                                                    1983 -- July 1993; Vice Chairman of the Board,
                                                    Suburban Bank of Maryland, July 1993 -- present;
                                                    Partner, Reichelt, Nussbaum, LaPlaca & Miller, a
                                                    law firm, 1995 -- present
4.   Lawrence A. Shulman (54)          1997         Director, January 1997 -- present; Director,
                                                    Suburban Bank of Maryland, January
                                                    1997 -- present; President, Shulman, Rogers,
                                                    Gandal, Pordy & Ecker, P.A., a law firm,
                                                    1972 -- present
1998 CLASS
1.   Samuel Y. Botts (50)              1996         Director, June 1996 -- present; Director, Suburban
                                                    Bank of Maryland, July 1995 -- present; Partner,
                                                    Jessamy, Fort & Botts, a law firm, 1986 -- present
2.   Stephen A. Horvath (47)           1997         Director and President and Chief Operating
                                                    Officer, January 1997 -- present; Director and
                                                    President and Chief Executive Officer, Suburban
                                                    Bank of Maryland, January 1997 -- present; Vice
                                                    President, Crestar Bank, January 1995 -- December
                                                    1996; Senior Vice President, First Union National
                                                    Bank, June 1992 -- December 1994; President,
                                                    Metropolitan Bank, N.A., 1988 -- 1992
3.   Winfield M. Kelly, Jr.            1993         Chairman of the Board and Chief Executive Officer,
     (60)                                           March 1993 -- present; Chairman of the
                                                    Compensation Committee, April 1994 -- present;
                                                    Chairman of the Board, Suburban Bank of Maryland,
                                                    July 1993 -- present; Chairman of the Board,
                                                    Dimensions Health Corporation, 1985 -- April 1993;
                                                    President and Chief Executive Officer, Dimensions
                                                    Health Corporation, health care, April
                                                    1993 -- present; Chairman of the Board, WMK, Inc.,
                                                    a consulting and management services corporation,
                                                    1984 -- present; Secretary of State, State of
                                                    Maryland, 1987 -- March 1993

                                   SERVED AS A                POSITIONS WITH THE COMPANY AND
         NAME AND AGE             DIRECTOR SINCE         ITS SUBSIDIARY AND PRINCIPAL OCCUPATIONS
------------------------------    --------------    --------------------------------------------------
4.   Kenneth H. Michael (57)           1995         Director, May 1995 -- present; Former Director,
                                                    1990 -- March 1993; Director, Suburban Bank of
                                                    Maryland, 1980 -- present; Chairman of the Board,
                                                    The Michael Companies, Inc., a real estate
                                                    development and management firm, 1987 -- present

     RECOMMENDATION AND VOTE: The individuals listed above as nominees will be elected to the 2000 Class of the Company's Board of Directors upon the vote of a plurality of the shares of Common Stock present by proxy or in person at the Meeting.

     The Board of Directors recommends a vote "FOR" each of the nominated individuals.

                        DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     In addition to Winfield M. Kelly, Jr., Marlin K. Husted and Stephen A. Horvath, included in the director listing above, Sibyl S. Malatras is an executive officer of the Company:

     Ms. Malatras, 53, was appointed Senior Vice President and Treasurer of the Company effective April 1994, and was appointed Chief Financial Officer in May 1996. Ms. Malatras has been Senior Vice President and Treasurer of Suburban Maryland since April 1988.

BOARD AND COMMITTEE INFORMATION

     During 1996, the Board of Directors held a total of thirteen meetings, twelve regular meetings and one organizational meeting. Two directors, Samuel Y. Botts and Kenneth H. Michael attended fewer than 75% of the total number of meetings of the Board of Directors and the committees on which they served during 1996. The Board of Directors of the Company currently has a Community Reinvestment Act ("CRA") Committee, a Compensation Committee and an Audit Committee. During 1996, the Board of Directors of the Company did not have a standing Nominating Committee.

     The CRA Committee's functions include recommendations on policies and procedures relating to the Company's and the Bank's community reinvestment efforts, and monitoring the CRA activities of the Bank. The Committee includes two current directors, Messrs. Palumbo (Chairman) and Horvath. One member from the board of directors of the Bank and four employees of the Bank also serve on the Committee, which held three meetings during 1996.

     The Compensation Committee was formed in 1994 to review the Company's compensation policy and programs, including executive salary administration and incentive compensation plans and to make recommendations to the Board of Directors concerning these programs. The Committee, currently composed of Mrs. DiNenna and Messrs. Kelly (Chairman), Husted and LaPlaca, held three meetings in 1996.

     The Audit Committee meets at least quarterly with management representatives and the internal auditor. The Committee recommends to the Board of Directors the appointment of independent auditors; approves the continuing scope of both internal and external audits and of internal loan reviews; and reviews the results of the audits and loan reviews. The independent and internal auditors have unrestricted access to the Audit Committee and vice versa. Current directors of the Company serving on the Audit Committee are Mrs. DiNenna (Chairman) and Mr. Husted. Three members of the Bank's board of directors also serve on this Committee. During 1996, the Audit Committee held eleven meetings.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the Company. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any known failure to file such ownership reports by these dates during or with respect to transactions in 1996. Based solely upon the copies of reports of ownership and changes in ownership received by the Company and written representations of the directors, executive officers and holders of more than ten percent of the Common Stock, the Company is not aware of any late filings or any failure to file a required report, except that Mr. Palumbo failed to meet the required deadlines for the timely filing of two Forms 4 in 1996, each form reflecting one transaction. Both forms were subsequently filed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION FOR THE YEARS ENDED 1996, 1995 AND 1994

     The following table sets forth the annual and long-term compensation for service in all capacities to the Company for the years ended December 31, 1996, 1995 and 1994 of (i) the Chief Executive Officer and (ii) each other executive officer of the Company and its subsidiary whose salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL
                                                            COMPENSATION (1)
                                                          ---------------------       ALL OTHER
          NAME AND PRINCIPAL POSITION             YEAR     SALARY     BONUS (3)    COMPENSATION (2)
------------------------------------------------  ----    --------    ---------    ----------------
Winfield M. Kelly, Jr.                            1996    $100,000     $     0          $    0
Chairman & Chief Executive Officer                1995     100,000      10,000               0
                                                  1994     100,000           0               0

William R. Johnson                                1996    $151,579(4)  $11,369          $5,614
Former President & Chief Operating Officer;       1995     133,030      29,947           5,321
  Former President & Chief Executive Officer of   1994     130,135           0           5,001
  Suburban Maryland

---------------

(1) Except as otherwise noted, salary amounts represent base salary earned and paid in cash during the fiscal year. No Named Executive Officer received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of either $50,000 or 10% of the total annual salary and bonus reported for 1996 in the Summary Compensation Table.

(2) Included in other compensation are tax deferred contributions for Mr. Johnson to the 401(k) Plan. The amounts reflect only contributions made during each of the calendar years that vested during the year.

(3) No bonuses were awarded in 1994. Of the bonus earned in 1995, $11,305 for Mr. Johnson was awarded and paid in 1995, in lieu of a merit increase in base salary, and $10,000 for Mr. Kelly and $10,642 for Mr. Johnson were paid in 1996. The bonus earned in 1996 was paid in 1997.

(4) Includes $11,250 of compensation earned in 1996, payment of which has been deferred in accordance with Mr. Johnson's employment and deferred compensation agreements.

OPTION/STOCK APPRECIATION RIGHTS GRANTS

     No stock options were granted pursuant to the Management Stock Option Plan or the Incentive Stock Option Plan in 1996. The Company has never granted any stock appreciation rights.

YEAR-END VALUE OF OPTIONS

     Shown below is information with respect to the unexercised options to purchase the Company's Common Stock. Neither the Chief Executive Officer nor the other Named Executive Officer exercised any stock options during 1996.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                        OPTIONS HELD AT               IN-THE-MONEY OPTIONS
                                                       DECEMBER 31, 1996            AT DECEMBER 31, 1996 (1)
                                                  ----------------------------    ----------------------------
                     NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------------------   -----------    -------------    -----------    -------------
Winfield M. Kelly, Jr..........................     300,000           -0-          $ 682,500          -0-
William R. Johnson.............................          --            --                 --           --

---------------
(1) Value is considered to be the difference between the exercise price of $0.10 and the closing bid price of $2.375 at December 31, 1996.

COMPENSATION OF DIRECTORS

     During 1996, the Company paid its directors a fee of $100 for attending meetings of the Board of Directors and/or committees of the Board of Directors. Mr. Kelly, Chairman of the Boards of the Company and the Bank, received $100,000 for his services as Chairman; Mr. Husted, Vice Chairman of the Board of the Company, was paid $10,800 in 1996 and, by agreement, will receive a severance benefit of $9,000 per year served until January 1, 2000. In 1997, the Company will pay its directors $200 for attendance at each meeting.

EMPLOYMENT AGREEMENTS

     Pursuant to an agreement between the Company and Winfield M. Kelly, Jr., amended and revised effective as of January 1, 1997, Mr. Kelly serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company and as Chairman of the Board of Directors of the Bank. Under the agreement Mr. Kelly receives (i) annual director's fees of $110,000 (payable by the Bank), and
(ii) certain employee benefits, including disability insurance. The initial term of the amended agreement will expire upon the expiration of Mr. Kelly's current term as a director of the Company and is subject to automatic renewal upon his reelection as Chairman of the Board by the Board of Directors. If the agreement is terminated by the Company without cause, or if Mr. Kelly terminates the agreement for cause (as defined), the Company will immediately pay to Mr. Kelly the sum of $110,000 as severance compensation. In the event the agreement is terminated or not renewed as a result of any sale or exchange of stock resulting in a change in a controlling interest of the Company or the Bank, Mr. Kelly will be entitled to the sum of $200,000. If Mr. Kelly's agreement is terminated by the Company for cause (as defined), he will be entitled only to compensation earned prior to such termination.

     Pursuant to an agreement between the Bank and William R. Johnson, Mr. Johnson was employed as the Bank's President and Chief Executive Officer on a year-to-year basis from March 31, 1990 until December 31, 1996, at which time he stepped down from those positions. He will serve over the next three years as an advisor to the Chairman and the Boards of Directors. Under the terms of his current agreement, Mr. Johnson will receive a base salary of $140,000 for one year and certain employee benefits, including life insurance. Mr. Johnson is also entitled to deferred compensation, in the amount of $11,250 in 1996 and $79,291 at the end of each year of the three-year term of his agreement, which will be paid to a trust established under a Deferred Compensation Agreement. The trust will pay benefits to Mr. Johnson in 120 monthly installments beginning on the retirement date (as defined). In the event of termination for cause (as defined), Mr. Johnson would be entitled only to compensation earned prior to termination.

     Pursuant to an agreement between the Company, the Bank and Stephen A. Horvath, Mr. Horvath has been employed as the Company's President and Chief Operating Officer and the Bank's President and Chief Executive Officer since January 1, 1997. Under the terms of his agreement, Mr. Horvath receives an annual base salary of $135,000, subject to annual review and increase, and certain employee benefits, including life insurance and the use of an automobile. Mr. Horvath is also entitled to deferred compensation equal to 10% of his annual base compensation reduced by the Company's contribution to his 401(k) account. The initial term of this agreement will expire on December 31, 1998 and is subject to automatic renewal for successive one-year terms. If Mr. Horvath's agreement were terminated without cause in the initial two-year term, he would receive his base salary for the remainder of the term then in effect (but not less than 12 months compensation) or after the first two-year term, he would receive his base salary for the remainder of the term plus an additional one-year salary. If the termination were the result of a merger or buy out or coincident with any change of control of the Company (as defined), the severance for termination without cause would be increased by $100,000. In the event of termination without cause, Mr. Horvath will receive a lump sum payment of $12,000 in lieu of continuation of employee benefits. If Mr. Horvath's agreement is terminated for cause (as defined), he will be entitled only to compensation earned prior to such termination.

INCENTIVE STOCK OPTION PLAN

     Pursuant to the Incentive Stock Option ("ISO") Plan currently in place, there are reserved for issuance to officers and key employees of the Company and the Bank 391,635 shares of Common Stock, which have been registered under the Securities Act of 1933, as amended. No options to purchase shares were granted under the ISO Plan in 1994, 1995 or 1996. In January 1997, a total of 12,600 options at an exercise price of $2.625 were granted to seven officers and key employees of the Bank for exceptional performance in 1996. In addition to the options granted in 1997, there are outstanding options to purchase 80,000 shares of Common Stock at an average weighted exercise price of $5.625 per share, which are held by a former employee of the Company. No options expired or were canceled in 1994, 1995 or 1996. Based on the closing bid price on March 24, 1997, the market value of the securities underlying the options available for issuance was $881,179.

     The ISO Plan, which is intended to qualify as an incentive stock option plan within the meaning of Section 422A of the Code, is currently administered by the Company's Compensation Committee. Only officers and key employees of the Company and its subsidiary (50% owned or greater) are eligible to receive options under this ISO Plan. No member of the Committee is, or was at any time within one year prior to his appointment to the Committee, eligible to participate in the ISO Plan. The Committee has the authority to determine who among the eligible participants will be granted options, whether or not an option to be granted will be designated an incentive stock option within the meaning of Section 422A of the Code ("Qualified Option"), the number of shares to be covered by each option, the time or times at which the options may be granted or exercised, and the terms and provisions of the options which are not otherwise stated in the ISO Plan.

     Under the ISO Plan, options may not be granted at a price that is less than the fair market value of the Common Stock on the date the option is granted. While the terms of the options granted pursuant to the ISO Plan may vary, Qualified Options generally may not be exercisable until one year of continuous service has elapsed and may not have a term of more than ten years, while options which are not Qualified Options may not have a term of more than eleven years.

     The Board of Directors has proposed for the approval of shareholders a new combined incentive and non-incentive stock option plan for officers and directors. See "Proposal 2 -- 1997 Stock Option Plan."

MANAGEMENT STOCK OPTIONS

     Under the terms of the Plan of Reorganization and Recapitalization (the "Plan"), on September 27, 1993, upon the successful completion of the Company's Stock Offering, options to purchase an aggregate of 350,000 shares of Common Stock were granted to Winfield M. Kelly, Jr. and other persons designated by him. These options became exercisable at a purchase price of $0.10 per share in 1995 and have a term of five years from the effective date of the Plan. Upon Mr. Kelly's designation, Mr. Husted and Mr. Albert W. Turner, were each granted 25,000 of the Management Options; Mr. Kelly received the remaining 300,000 options.

QUALIFIED EMPLOYEE BENEFIT PLAN

     The Company has in effect a qualified employee benefit plan pursuant to
Section 401(k) of the Code. All full-time employees of the Company and its subsidiary who have reached the age of 21 and have completed at least six months of service (as defined) are eligible to participate in this plan. Participants may elect to defer a portion of their salary up to certain statutory maximums on a pre-tax basis. The Company (and/or the subsidiary/employer of the employee, if such is the case) contributes on a participant's behalf on an annual basis, (i) an amount equal to 100% of the first 1% of the participant's compensation contributed by the participant and (ii) 60% of the next 5% of the participant's compensation that he or she contributes. A participant's right to the contributions made on his or her behalf by the Company and/or the applicable subsidiary/employer (with interest earnings) vests on a five-year rolling schedule, with 100% vesting after the fifth year of service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1996, the Compensation Committee was composed of the following members:
Winfield M. Kelly, Jr., Chairman of the Committee and Chairman of the Board of Directors and Chief Executive Officer of the Company; Marlin K. Husted, Vice Chairman of the Board of Directors; Barbara M. DiNenna; and Raymond G. LaPlaca. No current or former officers or employees of the Company or the Bank, with the exception of Mr. Kelly, participated in deliberations of and/or actions taken by the Compensation Committee concerning executive compensation; deliberations and actions taken concerning compensation for Mr. Kelly were conducted by the Committee in his absence.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning the Company's compensation policy and programs, including executive salary administration and incentive compensation plans. Directors of the Company appointed to this Committee are Mrs. DiNenna and Messrs. Husted, Kelly and LaPlaca. The Chief Executive Officer does not participate in discussions or recommendations of any program which will directly affect his compensation.

     The Company's executive compensation policies are intended to provide competitive levels of compensation that reflect the Company's annual and long-term performance goals, reward superior corporate performance and assist the Company in attracting and retaining qualified executives. Total compensation for each of the Named Executive Officers as well as other senior executives may be comprised of three principal components: base salary or director's fees, incentive compensation and grants of options to purchase the Company's Common Stock.

     Bonus and/or stock option awards are based on individual and company-wide performance. The Compensation Committee has established specific criteria for bonuses or options which may be awarded in the future, and intends that specific bonus awards will be determined principally in relation to attainment by the Company of its earnings targets, with other measures of financial and non-financial performance also taken into account.

     The compensation of the Chief Executive Officer was determined pursuant to the Plan of Reorganization and Recapitalization and the service agreement between the Company and Mr. Kelly, both of which were approved by the Board of Directors in the first quarter of 1993. Mr. Kelly's agreement was revised and approved by the Board of Directors in January of 1997.

     The relative levels of the base salary for the senior officers of the Company are designed to reflect each officer's scope of responsibility and accountability within the Company. Base salaries are fixed at levels which the Board believes are comparable to those executives of similar status in the financial services industry in the Company's market area and are reflective of the fact that each of the senior officers have broad Company-wide responsibilities.

                                          Winfield M. Kelly, Jr. (Chairman)
                                          Marlin K. Husted
                                          Barbara M. DiNenna
                                          Raymond G. LaPlaca

                            STOCK PERFORMANCE GRAPH

     The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1996, with the cumulative total return on the Center for Research in Securities Prices ("CRSP") Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for NASDAQ Financial Stocks. The comparison assumes $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the foregoing indices and the reinvestment of dividends.

     There can be no assurance as to future trends in the cumulative total return of the Company's Common Stock or of the following indices. The Company does not make nor does it endorse any predictions as to future stock performance.

                                                         CRSP Total Return
                                                           Index for the     CRSP Total Return
                                                           NASDAQ Stock      Index for NASDAQ
        Measurement Period               Suburban          Market (U.S.      Financial Stocks
      (Fiscal Year Covered)          Bancshares, Inc.      Companies)(*)            (*)
      ---------------------          ----------------    ------------------  ------------------
1991                                     100                     100                 100
1992                                     117                     116                 143
1993                                     200                     187                 166
1994                                     171                     131                 167
1995                                     213                     185                 243
1996                                     308                     227                 311

---------------
(*) The CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) is an index comprising all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market. The CRSP Total Return Index for NASDAQ Financial Stocks is an index comprising all financial company American Depository Receipts, domestic common shares and foreign common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market. These indices were prepared for NASDAQ by the Center for Research in Securities Prices ("CRSP") at the University of Chicago and distributed to NASDAQ-listed companies to assist them in complying with the proxy disclosure requirements. The Company has not independently verified the computation of these total return indices.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of March 24, 1997 with respect to the beneficial ownership of the Company's Common Stock of each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each Named Executive Officer, and all directors and executive officers as a group. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                                   SHARES OF COMMON
                                                                        STOCK
                                                                     BENEFICIALLY        PERCENT OF
                             NAME                                       OWNED             CLASS(1)
--------------------------------------------------------------     ----------------      ----------
Albert W. Turner (nominee)(2)(5)..............................           906,436             8.26%
Winfield M. Kelly, Jr.(2).....................................           570,500             5.07%
Marlin K. Husted(2)...........................................           125,000             1.14%
Stephen A. Horvath............................................               300                *
Samuel Y. Botts...............................................               100                *
Barbara M. DiNenna............................................           128,000             1.17%
Raymond G. LaPlaca(3).........................................            54,883                *
Kenneth H. Michael............................................           181,104             1.65%
Vincent D. Palumbo (nominee)(4)...............................           230,046             2.10%
Lawrence A. Shulman...........................................             5,000                *
All executive officers and directors as a group...............         2,205,419            19.51%

---------------

(1) Based on 10,951,218 shares outstanding as of March 24, 1997, except with respect to individuals holding options to acquire Common Stock exercisable within sixty days of March 24, 1997, in which event represents percentage of shares issued and outstanding as of March 24, 1997 plus the number of such options held by such person, and all directors and officers as a group, which represents percentage of shares outstanding as of March 24, 1997 plus the number of such options or warrants held by all such persons as a group.

(2) Includes 25,000, 300,000 and 25,000 currently exercisable management stock options for Messrs. Turner, Kelly and Husted, respectively.

(3) Includes 40,659 shares as to which Mr. LaPlaca shares voting and investment power with his wife.

(4) Includes 113,058 shares as to which Dr. Palumbo shares voting and investment power with his wife.

(5) Includes 355,725 shares as to which Mr. Turner shares voting and investment power with his wife.

 *  Indicates less than one percent (1%).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its directors, officers and employees, and their associates. In the past, substantially all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with unaffiliated parties and did not involve more than the normal risk of collectibility or present other unfavorable features.

     At December 31, 1996, loans to officers and directors of the Company and the Bank, including loans to their related interests, totaled approximately $837,000. During 1996, $223,000 of new loans and principal advances on existing loans were made and repayments totaled $165,000. In the opinion of the Company's Board of Directors, the terms of the foregoing loans are no less favorable to the Bank than terms of loans to unaffiliated parties.

     Frank Lucente, a director of the Company until March 23, 1993, and a current director of the Bank, is a general partner in a partnership which leases a branch facility to the Bank. The initial five year lease term expired June 30, 1992, and the lease was renewed under the first of three renewal options at a minimum annual rental of approximately $75,600. Kenneth H. Michael, a director of the Company and the Bank, is the

Chairman of the Board of a company that provided services to the Bank associated with the management and disposition of certain properties obtained through foreclosure. Fees and commissions for these services were approximately $62,000 in 1996 and $84,000 in 1995. The Company may, from time-to-time, engage this company for similar services in the future. In the opinion of the Company's Board of Directors, the services provided and the terms of the foregoing lease are no more and no less favorable to the Company than those which could have been received from unaffiliated parties.

                      PROPOSAL 2 -- 1997 STOCK OPTION PLAN

     The Compensation Committee has recommended that the Board of Directors approve, subject to shareholder approval, the 1997 Stock Option Plan (the "1997 Plan"). This plan would replace the Incentive Stock Option Plan currently in place for which only officers and key employees are eligible. The purpose of the 1997 Plan is to give directors, officers and key employees an opportunity to acquire shares of the Common Stock of the Company in order to provide an incentive for such directors, officers and key employees to continue to promote the success of the Company as measured by its shares and generally to increase the commonality of interests between officers, key employees, directors and other shareholders.

PRINCIPAL FEATURES OF THE PLAN

     The 1997 Plan will be administered by a Committee, which shall consist solely of not less than two (2) members of the Board who are non-employee directors. Members of the Committee shall serve at the pleasure of the Board. The Committee shall have the authority and discretion to select participants and grant awards, to determine the form and content of awards, to interpret the plan, to prescribe, amend, and rescind rules and regulations of the plan, and to delegate administrative tasks to one or more members of the Committee.

     In its sole discretion, the Committee may grant incentive stock options ("ISOs") or non-incentive stock options ("non-ISOs") to employees of the Company and may grant non-ISOs to directors. In selecting the eligible participants and in determining the number of shares to be granted, the Committee may consider the nature of the services rendered by the participant, the participant's current and potential contribution to the Company and other relevant factors.

DESCRIPTION OF THE OPTIONS

     Awards under the 1997 Plan shall be granted in the form of ISOs or non-ISOs. ISOs, as defined by Section 422 of the Internal Revenue Code of 1986, are available to employees only; non-ISOs may be granted to employees and directors. The exercise price as to any option granted under the plan shall not be less than market value of the optioned shares on the date of the grant (110% of the fair market value of the Common Stock on the date of grant in the case of an ISO granted to a holder of more than 10% of the Common Stock).

     Options granted under the 1997 Plan may have a maximum term of ten years (five years in the case of an ISO granted to a holder of more than 10% of the Common Stock) as determined by the Committee at the time of grant, subject to earlier termination in accordance with the terms of the 1997 Plan. If a participant in the 1997 Plan terminates service as an employee or director for reasons other than death or disability, such participant's options will expire not later than three months after the date of termination of employment or service as a director. If the termination were the result of permanent disability or death of the employee or director, the exercise period would be the earlier of the expiration date of the options or one year after the date of termination. No options may be granted pursuant to the 1997 Plan more than ten years after May 22, 1997.

     A total of 500,000 shares of Common Stock are available for grant under the 1997 Plan. In the event of certain changes affecting the shares of Common Stock, the number and kind of shares subject to outstanding awards shall be proportionately adjusted for any increase, decrease, change or exchange of shares which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event. In the event of a merger in which the Company is not the surviving entity, the sale or disposition of all or substantially all of the Company's assets, or liquidation of the Company, all awards will be surrendered and the Committee shall determine whether the holder of the surrendered awards shall receive for each share subject to an option, an option for the number and kind of shares into which each outstanding share is changed or exchanged, together with an appropriate adjustment of the exercise price, or a payment, in cash or shares, equal to the market value of the shares subject to the option on the date of the merger or sale, less the exercise price of the award.

     Options granted under the 1997 Stock Option Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to the terms of a "qualified domestic relations order".

     On March 24, 1997, the closing bid and asked prices for the common stock, as reported by the NASDAQ stock market were $2.25 and $2.50, respectively.

FEDERAL INCOME TAX IMPLICATIONS

     The Company believes that, under present law, the following federal income tax consequences generally arise with respect to awards granted under the 1997 Stock Option Plan. The grant of an ISO or a non-ISO will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising a non-ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock received on the date of exercise. The Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

     A participant's disposition of shares acquired upon the exercise of an option generally will result in a short-term or long-term capital gain or loss (except in the event that shares issued pursuant to the exercise of an ISO are disposed of within two years after the date of the grant of the ISO or within one year after the transfer of the shares to the participant) measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by the exercise of an ISO). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option. With respect to awards granted under the 1997 Plan that may be settled in cash, the participant generally must recognize compensation income equal to the cash. The Company will be entitled to a deduction of the same amount. Special rules apply to an employee subject to liability under Section 16(b) of the Exchange Act. In addition, under Section 162(m) of the Internal Revenue Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company.

     The foregoing discussion, which is general in nature, is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 1997 Plan. This discussion does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws. Participants in the 1997 Plan should consult a tax advisor as to the tax consequences of participation.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the total number of votes cast at the Meeting on the proposal to approve the 1997 Plan is required to approve the 1997 Plan.

     The Board of Directors of the Company recommends that shareholders vote "FOR" the approval of the 1997 Stock Option Plan.

                PROPOSAL 3 -- SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Stegman & Company, independent auditors, to examine the financial statements of the Company for the year 1997. In 1996, Stegman & Company performed various professional services for the Company, including completion of the examination of financial statements of the Company for 1995, preliminary work on the examination for 1996, and preparation of corporate tax returns.

     Stegman & Company has served as the Company's independent public auditor since 1994. Representatives of Stegman & Company are expected to attend the Meeting and will have an opportunity to make a statement if they so desire. They will be available to respond to appropriate questions regarding the Company's consolidated financial statements for 1996.

     The Board of Directors recommends a vote "FOR" ratifying the selection of Stegman & Company as the Company's independent public accountants for 1997.

                           ANNUAL REPORT ON FORM 10-K

     UPON REQUEST, ANY SHAREHOLDER OF THE COMPANY CAN OBTAIN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AT NO CHARGE.

                                 OTHER MATTERS

     The Meeting is called for the purposes set forth in the accompanying notice of the Meeting. Other than the proposals set forth in the accompanying notice, the Company's management is not aware of any matter to be brought before the Meeting. However, should any other matter properly come before the Meeting, the persons named in the accompanying proxy card or their duly authorized substitutes acting at the Meeting will vote or otherwise act on such matter in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ WINFIELD M. KELLY, JR.
                                          Winfield M. Kelly, Jr.
                                          Chairman of the Board of Directors
                                          April 23, 1997

                                                                         EXHIBIT

                           SUBURBAN BANCSHARES, INC.
                             1997 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

     The purpose of this Suburban Bancshares, Inc. 1997 Stock Option Plan (the "1997 Plan") is to advance the interests of the Company through providing selected key Employees and Directors of the Company and its Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to key Employees and Directors of the Company and its Affiliates to promote the success of the business as measured by the value of its Shares; and generally to increase the commonality of interests between key Employees, Directors and other shareholders.

2. DEFINITIONS

     As used herein, the following definitions shall apply.

     (a) "Affiliate" shall mean any Parent Corporation or Subsidiary Corporation of the Company, and shall include the Bank.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Section 5(c).

     (c) "Award" shall mean, collectively, Options, unless the context clearly indicates a different meaning.

     (d) "Bank" shall mean Suburban Bank of Maryland, Greenbelt, Maryland.

     (e) "Board" shall mean the Board of Directors of the Company.

     (f) "Cause" shall mean, in the context of the termination of an Employee's employment by the Company or any Affiliate, or the removal of a Director (whether by action of the appropriate Board of Directors, shareholders, regulatory action or otherwise), as a result of the failure of the Participant (other than for the reasons set forth in Section 9(a) or 9(b) hereof) to perform in any material respect, the duties of such Participant's position; any misconduct on the part of the Participant that, in the reasonable determination of the Board is damaging or detrimental to the Company or any Affiliate; conviction of a crime involving a felony, fraud, embezzlement, perjury or the like; any breach of fiduciary duty involving personal profit or misappropriation of funds or property of, or entrusted to, the Company or any Affiliate; or the receipt of any written order, agreement, memorandum or other requirement from any regulatory agency having jurisdiction over the Company or any Affiliate requiring the termination, removal or resignation of such Participant.

     (g) "Change in Control" shall mean any one of the following events occurring after the Effective Date: (1) the acquisition of ownership, holding or power to vote more than 51% of the Bank's or Company's voting stock, (2) the acquisition of the power to control the election of a majority of the Bank's or Company's Directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (as that term is used for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended), or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the "Company Board") during any period of two consecutive years. For purposes of this 1997 Plan, "Continuing Directors" shall include only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

     (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (i) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Section 5(a) hereof.

     (j) "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

     (k) "Company" shall mean Suburban Bancshares, Inc.

     (l) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.

     (m) "Director" shall mean a member of the Board or of the Board of Directors of any Affiliate.

     (n) "Effective Date" shall mean the date specified in Section 15 hereof.

     (o) "Employee" shall mean any person employed, as an Officer or otherwise, by the Company or by an Affiliate, and shall include Directors of the Company or an Affiliate who are also employed by the Company or an Affiliate.

     (p) "Exercise Price" shall mean the price per Optioned Share at which an Option or SAR may be exercised.

     (q) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the 1997 Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (r) "Market Value" shall mean the fair market value of the Common Stock, as determined in accordance with Section 7(b) hereof.

     (s) "Non-Employee Director" shall mean a Director who, at any time of determination: (i) is not currently an Employee; (ii) does not, directly or indirectly, currently receive compensation from the Company or any Affiliate for services rendered as a consultant, other than in the capacity as a director and other than compensation in an amount which would not require disclosure pursuant to Item 404(a) of Regulation S-K; (iii) does not have an interest in any transaction which would require disclosure pursuant to Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship which would require disclosure pursuant to Item 404(b) of Regulation S-K.

     (t) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the 1997 Plan but which is not intended to be, and is not identified as, an ISO.

     (u) "Option" means an ISO and/or a Non-ISO.

     (v) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this 1997 Plan.

     (w) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsection 425(e) and (g) of the Code.

     (x) "Participant" shall mean any person who receives an Award pursuant to the 1997 Plan.

     (y) "1997 Plan" shall mean the Suburban Bancshares, Inc. 1997 Stock Option Plan.

     (z) "Regulation S-K" shall mean Regulation S-K of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, 17 CFR sec.229.1 et. seq., provided, however, if the Company shall commence reporting as a "small business issuer" within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended, references to Regulation S-K shall refer to the comparable provisions of Regulation S-B of the General Rules and Regulation promulgated under the Securities Exchange Act of 1934, as amended 17 CFR sec.228.1 et. seq.

     (aa) "Share" shall mean one share of Common Stock.

     (ab) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsection 425(f) and (g) of the Code.

3. TERM OF THE 1997 PLAN AND AWARDS

     (a) Term of the 1997 Plan. The 1997 Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to
Section 18 hereof. No Award shall be granted under the 1997 Plan after ten years from the Effective Date.

     (b) Term of Awards. The term of each Award granted under the 1997 Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted to such Employee, the term of such ISO shall not exceed five years.

4. SHARES SUBJECT TO THE 1997 PLAN

     Subject to adjustment in accordance with the provisions of Section 12 hereof, the aggregate number of Shares with respect to which Awards may be granted shall not exceed 500,000. Optioned Shares may either be authorized but unissued Shares or Shares held in treasury. If an Award expires, becomes unexercisable or is forfeited for any reason without being exercised or becoming vested in full, the Optioned Shares subject to such Award shall, unless the 1997 Plan shall have been terminated, be available for the grant of additional Awards under the 1997 Plan.

5. ADMINISTRATION OF THE 1997 PLAN

     (a) Composition of the Committee. The 1997 Plan shall be administered by the Committee, which shall consist solely of not less than two (2) members of the Board who are Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the 1997 Plan shall be administered by those members of the Board who are Non-Employee Directors.

     (b) Powers of the Committee. Except as limited by the express provisions of the 1997 Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion: (i) to select Participants and grant Awards; (ii) to determine the form and content of Awards to be issued in the form of Agreements under the 1997 Plan; (iii) to interpret the 1997 Plan;
(iv) to prescribe, amend and rescind rules and regulations relating to the 1997 Plan; (v) to make other determinations necessary or advisable for the administration of the 1997 Plan; and (vi) to delegate ministerial tasks in connection with the administration of the 1997 Plan to one or more of the members of the Committee. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the 1997 Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the 1997 Plan, but any Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the 1997 Plan. In particular, the Committee shall set forth in each Agreement: (i) the Exercise Price of an Option; (ii) the number of Shares subject to, and the expiration date of, the Award; (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award; and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

     The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final, conclusive and binding on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the 1997 Plan or any Award granted hereunder, to the full extent provided for under the Company's Articles of Incorporation or Bylaws with respect to the indemnification of Directors.

6. GRANT OF OPTIONS

     (a) General. In its sole discretion, the Committee may grant Options to Employees of the Company or its Affiliates and may grant Non-ISOs to Directors. In selecting Participants and in determining the number of shares of Common Stock to be granted to each such Participant pursuant to each Award granted under the 1997 Plan, the Committee may consider the nature of the services rendered by each such Participant, each such Participant's current and potential contribution to the Company, and such other factors as the Committee may, in its sole discretion, deem relevant. Participants who have been granted an Award may, if otherwise eligible, be granted additional Awards.

     (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Parent or Subsidiary of the Company) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant to Employees Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7. EXERCISE PRICE FOR OPTIONS

     (a) Limitations. The Exercise Price as to any particular Option granted under the 1997 Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who is granted an ISO and at that time owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock, the Exercise Price of such ISO shall not be less than 110% of the Market Value of the Optioned Shares subject to such ISO at the time the ISO is granted.

     (b) Determination of Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     (c) Reissuance of Options. Not withstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options with the consent of the Participant and to reissue new Options at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options falls below the Exercise Price.

8. EXERCISE OF OPTIONS

     (a) General. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the 1997 Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by delivering to the Company both (i) written notice of intent to exercise the Option with respect to a specified number of Shares, and (ii) payment in full of the aggregate Exercise Price of the Shares with respect to which the Option is being exercised, which payment may be in cash, in Common Stock, or a combination of cash and Common Stock. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

     (c) Exercisability and Termination. (i) Except as otherwise provided herein or in the Agreement relating to any Option, no Employee may exercise any Option unless the Employee shall have been in the Continuous Employment of the Company or any Affiliate at all times during the period beginning with the date of grant of any such Option and ending on the date three (3) months prior to the date of exercise of any such Option. Notwithstanding anything to the contrary contained herein, if an Employee's employment with the Company is terminated for Cause, all of such Employee's Options shall terminate effective immediately upon termination of Employee's employment. Except as otherwise provided herein or in the Agreement relating to an Option, no Non-Employee Director may exercise any Option more than one year after the termination of such Non-Employee Directors service as a Director. In the event of the removal of a Non-Employee Director for Cause, all of such Non-Employee Director's Options shall terminate effective upon removal of such Non-Employee Director.

     (ii) In the event that any Employee's employment by the Company or any Affiliate shall terminate for any reason, other than Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), death or Cause, all of any such Employee's Options and all of any such Employee's rights to purchase or receive shares of Common Stock pursuant thereto, shall automatically terminate on the earlier of (A) the respective expiration dates of such Options; or (B) the expiration of three (3) months after the date of such termination of employment, but only if, and to the extent that, the Employee was entitled to exercise such Option at the date of such termination of employment. In the event that a Subsidiary ceases to be a Subsidiary of the Company, the employment of all of its employees who are not immediately thereafter employees of the Company shall be deemed to terminate upon the date such Subsidiary so ceases to be a Subsidiary of the Company.

     (iii) In the event that the employment of any Employee by the Company or any Affiliate (including any service by an Employee as a Director) shall terminate as the result of the Permanent and Total Disability of such Employee, or if the service of any Non-Employee Director shall terminate as a result of Permanent and Total Disability, such Employee or Non-Employee Director, as the case may be, may exercise any Option granted to him pursuant to the 1997 Plan at any time prior to the earlier of (A) the respective expiration dates of such Options or (B) the date which is one (1) year after the date of such termination, but only if, and to the extent that, the such Participant was entitled to exercise such Option at the date of such termination. For purposes of this Section 8(iii), any Option held by an Employee or Non-Employee Director shall be considered exercisable at the date of his Permanent and Total disability if the only unsatisfied condition precedent to the exercisability of such Option at such date is the passage of a specified period of time.

     (iv) In the event of the death of any Participant all of the Options granted to any such Employee may be exercised by the person or persons to whom the Participant's rights under any such Options pass by will or the laws of descent and distribution (including the Participant's estate during the period of administration) at any time prior to (A) the respective expiration dates of such Options; or (B) the date which is one (1) year after the date of death of such Participant but only if, and to the extent that, the Participant was entitled to exercise any of such Options at the date of death. For purposes of this Section 8(iv), any Option held by a Participant shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Option at the date of death is the passage of a specified period of time.

9. CHANGE IN CONTROL

     (a) General. Notwithstanding the provisions of any Award which provides for its exercise or vesting in installments, all Options shall be immediately exercisable and fully vested upon the occurrence of a change in control. At the time of a Change in Control, the Participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

     (b) Exception. Notwithstanding subparagraph (a) of this Section, in no event may an Option be canceled in exchange for cash, within the six-month period following the date of its grant.

10. EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE 1997 PLAN

     (a) Recapitalization; Stock Splits, Etc. The number and kind of shares reserved for issuance under the 1997 Plan, and the number and kind of shares subject to outstanding Awards (and the Exercise Price thereof), shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b) Transactions in which the Company is Not the Surviving Entity. Subject to Section 9 hereof, in the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of the surrendered Award shall receive --

          (1) for each Share then subject to an outstanding Award an option for the number and kind of shares into which each outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price; or

          (2) a payment in cash or shares (from the Company or the successor corporation), in an amount equal to the Market Value of the Shares subject to the Award on the date of the Transaction, less the Exercise Price of the Award.

     (c) Special Rule for ISOS.  Any adjustment made pursuant to subparagraphs
(a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOS.

     (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

     (e) Other Issuances. Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the 1997 Plan.

11. NON-TRANSFERABILITY OF AWARDS

     Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

12. TIME OF GRANTING AWARDS

     The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

13. EFFECTIVE DATE

     The 1997 Plan shall be effective as of May 22, 1997. Awards may be made prior to approval of the 1997 Plan by the shareholders of the Company if the exercise of Awards in the form of Options, are conditioned upon shareholder approval of the 1997 Plan.

14. APPROVAL BY SHAREHOLDERS

     The 1997 Plan shall be approved by shareholders of the Company within twelve (12) months before or after the Effective Date.

15. MODIFICATION OF AWARDS

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

16. AMENDMENT AND TERMINATION OF THE 1997 PLAN

     The Board may from time to time amend the terms of the 1997 Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the 1997 Plan; provided that the provisions of Section 9 may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), and provided further that any material amendment shall be subject to stockholder approval.

     No amendment, suspension or termination of the 1997 Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

17. CONDITIONS UPON ISSUANCE OF SHARES

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The 1997 Plan is intended to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any provision of the 1997 Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the 1997 Plan.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

18. RESERVATION OF SHARES

     The Company, during the term of the 1997 Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the 1997 Plan.

19. WITHHOLDING TAX

     The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

20. NO EMPLOYMENT OR OTHER RIGHTS

     In no event shall a Participant's eligibility to participate or participation in the 1997 Plan create or be deemed to create any legal or equitable right of such Participant or any other party to continue service with the Company, the Bank, or any Affiliate thereof. No Participant shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, a Participant who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

21. GOVERNING LAW

     The 1997 Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the choice of law or conflicts of law provisions thereof, except to the extent that federal law shall be deemed to apply.

                           SUBURBAN BANCSHARES, INC.

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AS TO ALL MATTERS

                 THE UNDERSIGNED SHAREHOLDER of Suburban Bancshares, Inc. hereby appoints Stephen A. Horvath and Marlin K. Husted the lawful proxies of the undersigned with full power of substitution to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of the Suburban Bancshares, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, May 22, 1997 at 10:00 a.m. at the Holiday Inn at 9100 Basil Court in Landover, Maryland 20785, and at any and all adjournments thereof, with respect to the matters set forth on the reverse and described in the Notice of Annual Meeting and Proxy Statement dated April 23, 1997, receipt of which is hereby acknowledged.

                 Shares represented by all properly executed proxies will be voted (or the vote on such matters will be withheld on specific matters) in accordance with instructions appearing on the proxy. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR EACH OF THE MATTERS IDENTIFIED HEREIN TO BE PRESENTED AT THE ANNUAL MEETING. IF ANY OTHER BUSINESS ARISES AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.

          (Continued and to be dated and signed on the reverse side.)

1.     ELECTION OF DIRECTORS:
       FOR all nominees           WITHHOLD AUTHORITY to
       listed below               vote for all nominees listed below

       Two Directors to the class of Directors whose term expires in 2000:
                   Vincent D. Palumbo and Albert W. Turner

       INSTRUCTIONS:    TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
                        NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE
                        PROVIDED BELOW.

                        --------------------------------------------------

2.     APPROVAL OF THE 1997 STOCK OPTION PLAN FOR EMPLOYEES AND DIRECTORS.

             FOR               AGAINST            ABSTAIN

3. APPROVAL OF STEGMAN & COMPANY AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997.

             FOR               AGAINST            ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                   Change of address and/or comments, Mark Here

                               Please complete, sign, date and return this Proxy Card promptly, using the enclosed envelope. Votes must be indicated (X) in black or blue ink.



                                                                          , 1997
--------------------------   --------------------------------   ----------
      Signature                 Signature if held jointly          Date


NOTE: PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS ABOVE. ALL JOINT OWNERS SHOULD SIGN. WHEN SIGNING AS A FIDUCIARY, REPRESENTATIVE OR CORPORATE OFFICER, GIVE FULL TITLE AS SUCH. IF YOU RECEIVE MORE THAN ONE PROXY CARD DISTRIBUTED ON BEHALF OF THE BOARD OF DIRECTORS, PLEASE SIGN AND RETURN ALL CARDS RECEIVED.